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                                                                    EXHIBIT 10.2
















                                    H&R BLOCK

                           DEFERRED COMPENSATION PLAN

                                  FOR DIRECTORS

                       (As Amended Through March 9, 1994)


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                                TABLE OF CONTENTS

                                    H&R BLOCK
                           DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS


ARTICLE 1           DEFERRED COMPENSATION ACCOUNT..............................1

         Section 1.1       Establishment of Account............................1

         Section 1.2       Property of Company.................................1

ARTICLE 2           DEFINITIONS, GENDER AND NUMBER.............................1

         Section 2.1       Definitions.........................................1

         Section 2.2       Gender and Number...................................4

ARTICLE 3           PARTICIPATION..............................................4

         Section 3.1       Who May Participate.................................4

         Section 3.2       Time and Conditions of Participation................4

         Section 3.3       Termination of Participation........................4

         Section 3.4       Missing Persons.....................................4

         Section 3.5       Relationship to Other Plans.........................5

ARTICLE 4           ENTRIES TO THE ACCOUNT.....................................5

         Section 4.1       Deferrals...........................................5

         Section 4.2       Crediting Rate......................................5

ARTICLE 5           VESTING....................................................7

ARTICLE 6           DISTRIBUTION OF BENEFITS...................................7

         Section 6.1       Time of Payment.....................................7

         Section 6.2       Form of Benefits Upon Retirement or
                             Attainment of Age 75..............................7

         Section 6.3       Deferral of Payment.................................8

         Section 6.4       Death Benefits......................................8

         Section 6.5       Claims Procedure...................................10


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

         Section 6.6       Alternate Forms of Benefit Distribution............11

         Section 6.7       Distributions on Plan Termination..................11

ARTICLE 7          FUNDING....................................................11

         Section 7.1       Source of Benefits.................................11

         Section 7.2       No Claim on Specific Assets........................11

ARTICLE 8          ADMINISTRATION AND FINANCES................................11

         Section 8.1       Administration.....................................11

         Section 8.2       Powers of the Committee............................11

         Section 8.3       Actions of the Committee...........................12

         Section 8.4       Delegation.........................................12

         Section 8.5       Reports and Records................................12

ARTICLE 9          AMENDMENTS AND TERMINATION.................................12

         Section 9.1       Amendments.........................................12

         Section 9.2       Termination........................................13

ARTICLE 10         MISCELLANEOUS..............................................13

         Section 10.1      No Guarantee of Membership.........................13

         Section 10.2      Individual Account Plan............................13

         Section 10.3      Release............................................13

         Section 10.4      Notices............................................14

         Section 10.5      Non-Alienation.....................................14

         Section 10.6      Tax Liability......................................14

         Section 10.7      Captions...........................................14

         Section 10.8      Applicable Law.....................................14

SCHEDULE A - ANNUAL ADMINISTRATIVE CHARGES....................................15


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                                    H&R BLOCK

                           DEFERRED COMPENSATION PLAN

                                  FOR DIRECTORS


         H&R Block, Inc. (the "Company") hereby establishes, effective September 1, 1987, a nonqualified deferred compensation plan for the benefit of specified Directors of the Company, and of the following affiliates of the Company:
CompuServe Incorporated, Personnel Pool of America, Inc., Path Management Industries, Inc. and such other entities as may be designated by the Company from time to time. This plan shall be known as the H&R Block Deferred Compensation Plan for Directors (the "Plan"). The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

         ARTICLE 1.  DEFERRED COMPENSATION ACCOUNT.

         Section 1.1. Establishment of Account. The Company shall establish an account ("Account") for each Participant which shall be utilized solely as a device to measure and determine the amount of deferred director's fees to be paid under the Plan.

         Section 1.2. Property of Company and Participating Affiliates. Any amounts so set aside for benefits payable under the Plan are the property of the Company and its participating affiliates ("Participating Affiliates"), except, and to the extent, of any assignment of such assets to an irrevocable trust.

         ARTICLE 2.  DEFINITIONS, GENDER, AND NUMBER.

         Section 2.1. Definitions. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

                  2.1.1. "Account" means the device used to measure and determine the amount of deferred director's fees to be paid to a Participant or Beneficiary under the Plan, and may refer to the separate Accounts that represent amounts deferred by a Participant under separate Permissible Deferral elections.

                  2.1.2. "Affiliates" or "Affiliate" means a group of entities, including the Company, which constitutes a controlled group of corporations (as defined in section 414(b) of the Code), a group of trades or businesses

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         (whether or not incorporated) under common control (as defined in section 414(c) of the Code), and members of an affiliated service group (within the meaning of section 414(m) of the Code.)

                  2.1.3. "Age" of a Participant means the number of whole calendar years that have elapsed since the date of the Participant's birth.

                  2.1.4. "Beneficiary" or "Beneficiaries" means the persons or trusts designated by a Participant in writing pursuant to Section 6.4.4 of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 6.4.5 of the Plan.

                  2.1.5. "Board" means the Board of Directors of the Company as constituted at the relevant time.

                  2.1.5a. "Closing Price" means the closing price of the Company's Common Stock on the New York Stock Exchange as of the applicable date; provided, however, that if no closing price is available for such date, "Closing Price" means the closing price of the Company's Common Stock as of the next most recent date for which a price is available.

                  2.1.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. References to a Code section shall be deemed to be to that section or to any successor to that section.

                  2.1.7. "Committee" means the Compensation Committee of the Company's Board.

                  2.1.7a.  "Common Stock" means the common stock of the Company.

                  2.1.8.  "Company" means H&R Block, Inc.

                  2.1.8a. "Deferred Compensation Unit" means a unit equal in value to one share of Common Stock and posted to a Participant's Account for the purpose of measuring the benefits payable under the Plan.

                  2.1.9. "Director" or "Directors" means a Non-Employee serving as a member on the Board of Directors of a Participating Affiliate.


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                  2.1.10. "Director's Fees" of a Director for any Plan Year
         means that individual's total Retainer and Meeting Fees for that Plan Year.

                  2.1.11. "Effective Date" means the date on which this Plan became effective, i.e., September 1, 1987.

                  2.1.12. "Enrollment Period" means the period of February 15 through April 15 prior to the Plan Year to which a Permissible Deferral election first applies. However, for the first Plan Year, the Enrollment Period shall be August 1, 1987 through August 31, 1987.

                  2.1.13. "Non-Employee" means any person who is not employed as a common-law employee by an Affiliate.

                  2.1.14. "Participant" means a Non-Employee Director who elects to participate in the Plan and who is eligible to participate in the Plan.

                  2.1.15. "Participating Affiliate" or "Participating Affiliates" means the Company and the following indirect subsidiaries of the Company: HRB Management, Inc., H&R Block Tax Services, Inc., CompuServe Incorporated, Block Financial Corporation, and MECA Software, Inc., and the U.S. subsidiaries of such indirect subsidiaries; and such other entities as may be designated as such by the Company from time to time.

                  2.1.16. "Permissible Deferral" means a deferral in each of the next four (4) consecutive Plan Years of an amount or percentage of Director's Fees that is not less nor more than one hundred percent (100%) of Director's Fees.

                  Director's Fees deferrals shall be made in single sum deferrals at the time that the Director's Fees would otherwise be paid to the Director. All deferrals must be completed by the later of (a) the Plan Year in which the Participant attains Age 68 or (b) April 30, 1991.

                  2.1.17. "Plan" means the "H&R Block Deferred Compensation Plan for Directors" as set forth herein and as amended or restated from time to time.

                  2.1.18. "Plan Year" means May 1 through April 30, except that the first Plan Year shall be from September 1, 1987 through April 30, 1988.


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                  2.1.19. "Smoker" or "Smokers" with respect to any Permissible
         Deferral election means any individual who has smoked at least one cigarette with a twelve (12) month period ending on the date on which such individual makes the Permissible Deferral election.

                  2.1.20. "Standard Form of Benefit" as to any Participant means monthly payments for a ten (10) year period.

                  2.1.21. "Trust" means the H&R Block Inc., Deferred Compensation Trust Agreement.


         Section 2.2. Gender and Number. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

         ARTICLE 3.  PARTICIPATION.

         Section 3.1. Who May Participate. Participation in the Plan is limited to Directors.

         Section 3.2. Time and Conditions of Participation. An eligible Director shall become a Participant only upon (a) the individual's completion of a Permissible Deferral election for the succeeding Plan Years during an Enrollment Period, in accordance with a form established by the Company from time to time, and (b) compliance with such terms and conditions as the Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan.

         Section 3.3. Termination of Participation. Once a Director has become a Participant in the Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or Beneficiary is entitled under the Plan, or (b) the occurrence of an event specified in
Section 3.4 which results in loss of benefits. Except as otherwise specified in the Plan, the Company may not terminate an individual's participation in the Plan.

         Section 3.4. Missing Persons. If the Company is unable to locate the Participant or his Beneficiary for purposes of making a distribution, the amount of a Participant's benefits under this Plan that would otherwise be considered as non-forfeitable shall be forfeited effective four (4) years after (a) the last date a payment of said benefit was made, if at least one such payment was made, or (b) the first date a payment of said benefit was directed to be made by the Company pursuant to the terms of the Plan, if no

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payments had been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated hereunder.

         Section 3.5. Relationship to Other Plans. Participation in the Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by an Affiliate for which such Participant would otherwise be eligible.

         ARTICLE 4.  ENTRIES TO THE ACCOUNT.

         Section 4.1. Deferrals. if the Participant elects the fixed or variable crediting rate option for measuring the performance of the Account under Section 4.2, the Company shall post to the Account of each Participant on the date the Director's Fees would otherwise be paid the amount of Director's Fees to be deferred as designated by the Participant's Permissible Deferral election in effect for that Plan Year. If the Participant elects the Common Stock crediting rate option for measuring the performance of the Account under Section 4.2, (a) the Company shall post to the Account of such Participant a number of Deferred Compensation Units equivalent to the amount of Director's Fees to be deferred as designated by the Participant's Permissible Deferral election in effect for than Plan Year; (b) deferrals of Director's Fees (and the corresponding number of Deferred Compensation Units) shall be posted as of the date the Director's Fees would otherwise be paid the amount of Director's Fees to be deferred; and (c) the number of Deferred Compensation Units posted for each calendar month in which Director's Fees would otherwise be paid the amount of Director's Fees to be deferred shall be calculated by dividing: (i) the dollar amount deferred during that month; by (ii) the Closing Price on the first business day of the following calendar month.

         Section 4.2. Crediting Rate. Gains or losses shall be posted to the Account in accordance with the Participant's irrevocable election of an investment option which will be a reference for measuring the performance of the Account. The Company intends to measure the performance of the Account in accordance with the Participant's election but reserves the right to do otherwise. The election shall be made concurrently with the Permissible Deferral election. The Participant shall elect one of the following investment options:
(i) a fixed rate as described in 4.2.1, (ii) a variable rate as described in 4.2.2, or (iii) a Common Stock crediting rate as described in 4.2.3. A separate irrevocable election shall be made for each Permissible Deferral election.

                  Section 4.2.1. Fixed Rate. Except as specified in Section 4.2.4, if a Participant elects a fixed rate, the interest will be compounded on a daily basis and

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         posted to the Participant's Account per each pay period at an effective annual yield equal to the rate of ten-year United States Treasury notes. The rate will be determined once each Plan Year and will be the rate in effect as of April 30 of the year prior to the Plan Year to which it applies, as published by Salomon Brothers Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company.


                  Section 4.2.2. Variable Rate. Except as specified in Section 4.2.4, if a Participant elects a variable rate, the Participant's Account will be credited or debited as if the Account balance were invested in one or more funds selected by the Company in the proportions elected by the Participant. Statements will be provided on a quarterly basis. Initially the funds will be from the Pruco Variable Appreciable Life Insurance Contracts and include the Common Stock Portfolio, the Aggressively Managed Flexible Portfolio, the Conservatively Managed Flexible Portfolio, the Money Market Portfolio, the Bond Portfolio, the High Yield Bond Portfolio and the Real Property Account. Participants may elect to have their Accounts treated as if they were invested in one or more of the funds selected, provided the election is in at least ten percent (10%) increments of the Account. Participants may change their measuring fund elections up to four (4) times in any calendar year by giving the Committee written notice of such change on a form provided by the Company for that purpose. Upon receipt of such notice, the Committee will effect the change within two
         (2) business weeks. The Participant's Account will be reduced by the annual administrative charge set forth on Schedule A attached hereto, which may be amended from time to time by the Committee.

                  Section 4.2.3. Common Stock Crediting Rate. If a Participant elects the Common Stock crediting rate, the Participant's Account will be valued as if his or her Account were invested in shares of Common Stock equal to the number of Deferred Compensation Units posted to his or her Account. The value of a Participant's Account will vary with the value of the Company's Common Stock. The Participant's Account will be credited, as of the applicable dividend payment date, with additional Deferred Compensation Units equal in value to any dividends declared on the Company's Common Stock based on the number of Deferred Compensation Units posted to the Participant's Account as of the

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         record date with respect to the declaration of such dividend. As of any date of valuation, the value of a Participant's Account will be equal to the value (at the Closing Price on such date) of the number of shares of Common Stock represented by the Deferred Compensation Units credited to the Account as of that date.

                  Section 4.2.4. Crediting for Smokers. The crediting rate under Sections 4.2.1 and 4.2.2 for Smokers shall be reduced by four tenths of one percent (.4%) annually. The Committee may, in its discretion, waive the reduction required by this Section 4.2.4 for an individual classified as a Smoker with respect to a Permissible Deferral election if the Committee receives a request for such a waiver, on a form provided by the Company for that purpose, from such individual which certifies that he or she has not smoked a cigarette within a twelve
         (12) month period ending on the date such request is submitted. Such a request may be submitted no sooner than twelve (12) months following the date on which the Permissible Deferral was made.

         ARTICLE 5.  VESTING.

         Participant deferrals are fully vested immediately.

         ARTICLE 6.  DISTRIBUTION OF BENEFITS.

         Section 6.1. Time of Payment. Payments of benefits shall be made by the Company upon the earliest to occur of the following:

                  (a) the termination, voluntary or involuntary, of the Participant as a Director;

                  (b) the Participant's death; or

                  (c) for Participants Age sixty-eight (68) or older on the date on which they first become eligible to participate in the Plan, Age 75.

Except as otherwise provided, benefit payments shall begin no later that six (6) months after the occurrence of the event described in the preceding sentence which results in benefit distribution.

         Section 6.2. Form of Benefits Upon Retirement or Attainment of Age 75. For distributions made for reasons other than the death of the Participant, payments from the Account shall be made in accordance with the Standard Form of Benefit. However, the Participant in the Plan Year prior to payment of benefits may

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petition the Committee for, and the Committee may approve at such time, one of the following forms of benefit:

                  (a) monthly payment over a five (5) year period; or

                  (b) a single distribution.

Except for single distributions, benefit payments shall be a level amount for each twelve (12) month period calculated using the balance in the Account at the beginning of the twelve (12) month period and dividing it by the total periods remaining in the entire payment period. The benefit payment shall be adjusted each subsequent twelve (12) month period to reflect the Account as of that time. The Account shall continue to be credited during the payment period with gains and losses as provided in Section 4.2.

         Section 6.3. Deferral of Payment. A Participant may elect at the time of each Permissible Deferral election to defer commencement of the payment of benefits with respect to each such Permissible Deferral election as follows:

                  (a) for Participants Age 65 or older on the date on which they first become eligible to participate in the Plan, commencement of benefits may be deferred until the earlier of (i) five (5) years from the date on which they retire or (ii) Age 75;

                  (b) for all other Participants, commencement of benefits may be deferred until the earlier of (i) five (5) years from the date on which they retire or (ii) Age 70.

Notwithstanding the preceding sentence, if a Participant elects to defer commencement of benefits pursuant to this Section 6.3, but dies prior to the date on which benefits would commence under such election, benefits shall begin no later than six (6) months after the Participant's death.

         Section 6.4.  Death Benefits.

                  6.4.1. Death After Benefit Commencement. In the event a Participant dies after commencement of benefits, the remaining benefit payments, if any, shall be paid to the Participant's Beneficiary in the same manner such benefits would have been paid to the Participant had the Participant survived. A Beneficiary may petition the Committee for an alternative method of payment. The Account shall be credited from the date of the Participant's death at an interest rate set by the Chief Financial Officer of the

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


         Company in his discretion, which shall not be less than the rate then payable on Investment Savings Accounts of $1,000 or less at Commerce Bank of Kansas City, Missouri, N.A., or any successor thereto.

                  6.4.2. Death Prior to Benefit Commencement. In the event a Participant dies prior to the time benefits commence, the Company shall pay a pre-retirement death benefit to the Participant's Beneficiary equal to the Participant's Account as of the date of the Participant's death annuitized over a ten-year period at an interest rate set by the Chief Financial Officer of the Company in his discretion. The pre-retirement death benefit shall be paid monthly for a ten-year period. The Beneficiary may petition the Committee to make a single sum distribution as an alternative method of payment.


                  6.4.3. Marital Deduction. Any benefits which become payable under this Article 6 to the surviving spouse of a Participant shall be paid in a manner which will qualify such benefits for a marital deduction in the estate of a deceased Participant under the terms of
         Section 2056 of the Code, and unless specifically directed by a Participant to the contrary pursuant to an effective beneficiary designation, any portion of a Participant's death benefit payable to a surviving spouse which remains unpaid at the death of such spouse shall be paid to the spouse's estate.

                  6.4.4. Designation by Participant. Each Participant has the right to designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A beneficiary designation by a Participant shall be in writing on a form acceptable to the Committee and shall only be effective upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

                  6.4.5. Failure to Designate Beneficiary. In the event there is no beneficiary designation on file with the Company, or all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable by reason of the death of the

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


         Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. In the event there are benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated, either by the Participant or the Participant's spouse pursuant to 6.4.3, the remaining balance of such benefit shall be paid to the deceased Beneficiary's estate; or, if the deceased Beneficiary is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries.

         Section 6.5. Claims Procedure. The Committee shall notify a Participant in writing within ninety (90) days of the Participant's written application for benefits of his eligibility or noneligibility for benefits under the Plan. If the Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial,
(b) a specific reference to the provision of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and
(d) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period. If a Participant is determined by the Committee to be not eligible for benefits, or if the Participant believes that he is entitled to greater or different benefits, he shall have the opportunity to have his claim reviewed by the Committee by filing a petition for review with the Committee within sixty
(60) days after receipt by him of the notice issued by the Committee. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or difference benefits. Within sixty (60) days after receipt by the Committee of said petition, the Committee shall afford the Participant (and his counsel, if any) an opportunity to present his position t the Committee orally or in writing, and said Participant (or his counsel) shall have the right to review the pertinent documents, and the Committee shall notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty
(60) day period is not sufficient, the

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


decision may be deferred for up to another sixty (60) day period at the election of the Committee, but notice of this deferral shall be given to the Participant.

         Section 6.6. Alternate Forms of Benefit Distribution. Participants, in the Plan Year prior to payment of benefits may petition the Committee to request methods of benefit distribution other than those provided pursuant to this
Article 6.

         Section 6.7. Distributions on Plan Termination. Notwithstanding anything in this Article 6 to the contrary, if the Plan is terminated, distributions shall be made in accordance with Section 9.2.

         ARTICLE 7.  FUNDING

         Section 7.1. Sources of Benefits. All benefits under the Plan shall be paid when due by the Company our of its assets of from an irrevocable trust established by the Company for that purpose. The Company may, but shall have no obligations to, make such advance provision for the payment of such benefit as the Board may from time to time consider appropriate.

         Section 7.2. No Claim on Specific Assets. No Participant shall be deemed to have, by virtue of being a Participant in the .Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his benefits under the Plan prior to distribution and the rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

         ARTICLE 8.  ADMINISTRATION AND FINANCES

         Section 8.1. Administration. The Plan shall be administered by the Committee. The Company shall bear all administrative costs of the Plan other than those specifically charged to a Participant or Beneficiary.

         Section 8.2. Powers of Committee. In addition to the other powers granted under the Plan, the Committee shall have all powers necessary to administer the Plan, including, without limitation, powers:

                  (a) to interpret the provisions of the Plan;

                  (b) to establish and revise the method of accounting for the Plan and to maintain the Accounts; and

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

                  (c) to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.

Not in limitation, but in amplification of the foregoing and of the authority conferred upon the Committee in Section 8.1, the Company specifically intends that the Committee have the greatest permissible discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation and benefits. Any such decision made by the Committee is intended to be subject to the most deferential standard of judicial review. Such standard of review is not to be effected by any real or alleged conflict of interest on the part of the Company or any member of the Committee.

         Section 8.3. Actions of the Committee. Except as modified by the Company, all determinations, interpretations, rules, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

         Section 8.4. Delegation. The Committee, or any officer designated by the Committee, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

         Section 8.5. Reports and Records. The Committee and those to whom the Committee has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

         ARTICLE 9.  AMENDMENTS AND TERMINATION

         Section 9.1. Amendments. The Company, by action of the Board, may amend the Plan, in whole or in part, at any time and from time to time. Any such amendment shall be filed with the Plan documents. No amendment, however, may be effective to eliminate or reduce the benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the benefits, if any, in any active Participant's Account immediately before the effective date of such amendment, and each such Account will be credited to the date of such amendment in accordance with Section 4.2. Notwithstanding anything in this Section 9.1 to the contrary, the Committee may, in its discretion, amend the Plan to reduce the rates set forth in Section 4.2 for crediting the Accounts of active Participants effective for crediting from the date of any such amendment.

         Section 9.2. Termination. The Company expects the Plan to be permanent, but necessarily must, and hereby does, reserve the right to terminate the Plan at any time by written action of the Board. In all events, the Plan will be terminated if the existence of a trust causes a federal court to hold that the Plan is "funded" for ERISA purposes, as defined in Section 2.02-4 of the Trust, and appeals from that holding are no longer timely or have been exhausted, and the trust is therefore terminated with respect to the Plan. Upon termination of the Plan, all deferrals will cease and no future deferrals will be made. Termination of the Plan shall not operate to eliminate or reduce benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the benefits, if any, in any active Participant's Account immediately before the effective date of such termination, and each such Account will be credited, to the date of distribution of all benefits in such Account, in accordance with Section 4.2, as it may be amended from time to time pursuant to Section 9.1.

         If the Plan shall at any time be terminated, payments from the Accounts of all Participants and Beneficiaries shall be made as soon as administratively convenient in the form of monthly payments over a five (5) year period; however, the Committee in its sole discretion may pay the benefits in a lump sum. Notwithstanding the preceding sentence, if the termination occurs because the Plan is held to be "funded" as described in the first paragraph of this Section 9.2, the distribution will be paid in a lump sum not later than ninety (90) days after such termination.

         ARTICLE 10.  MISCELLANEOUS

         Section 10.1 No Guarantee of Membership. Neither the adoption and maintenance of the Plan nor the execution by the Company of a Permissible Deferral agreement with any Director shall be deemed to be a contract between the Company and any Participant to retain his or her position as a Director.

         Section 10.2. Individual Account Plan. If it is determined that the Plan is not an unfunded plan maintained primarily for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, then the Plan is intended to be an individual account plan (other than a money purchase plan) as described in Section 301(a)(8) of ERISA.

         Section 10.3. Release. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiaries that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

         Section 10.4. Notices. Any notice permitted or required under the Plan shall be in writing and shall be hand delivered or sent, postage prepaid, certified or registered mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Any such notice shall be effective as of the date of hand delivery or mailing.

         Section 10.5. Non-Alienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

         Section 10.6. Tax Liability. The Company may direct the trustee of the Trust to withhold from any payment of benefits under the Plan such amounts as the Company determines are reasonably necessary to pay any taxes (and interest thereon) required to be withheld or for which the trustee of the Trust may become liable under applicable law. The Company may also direct the trustee of the Trust to forward to the appropriate taxing authority any amounts required to be paid by the Company or the Trust under the preceding sentence. Any amounts withheld pursuant to this Section 10.6 in excess of the amount of taxes due (and interest thereon) shall be paid to the Participant or Beneficiary upon final determination, as determined by the Company, of such amount. No interest shall be payable by the Company to any Participant or Beneficiary by reason of any amounts withheld pursuant to this Section 10.6.

         Section 10.7. Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

         Section 10.8. Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Missouri, except to the extent such laws are preempted by the laws of the United States of America.

                   Schedule A - Annual Administrative Charges

                                            Annual Administrative
Portfolio Gross Crediting Rate                      Charge
------------------------------              --------------------

         Up to 9.99%                                1.40%
         10.00% to 11.99%                           1.00%
         12.00% and above                           0.00%
